Exhibit 4.o

EXECUTION

SECOND AMENDED AND RESTATED U.S.

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

This SECOND AMENDED AND RESTATED INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT (as amended, amended and restated or otherwise modified from time to time in accordance with the terms hereof, herein called this “Agreement”) is dated as of February 26, 2003, amended and restated as of September 1, 2004 and further amended and restated as of November 18, 2005 among (i) DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (as successor to Citicorp North America, Inc., as administrative agent under the 2004 Credit Agreement (as defined below)) (in such capacity, together with its successors and assigns, the “Administrative Agent”) for the Term B Dollar Lenders, Dollar Revolving Lenders from time to time party to the Credit Agreement (as defined below) and any other Term Lenders that from time to time advance Term Loans to CCSC (as defined below) or any U.S. Subsidiary of CCSC, (ii) DEUTSCHE BANK AG NEW YORK BRANCH, as U.K. administrative agent (as successor to Citibank International PLC, as U.K. administrative agent under the 2004 Credit Agreement) (in such capacity, together with its successors and assigns, the “U.K. Agent” and together with the Administrative Agent, the “Bank Agents”) for the Term B Euro Lenders and the Euro Revolving Lenders from time to time party to the Credit Agreement and any other Term Lenders that from time to time advance Term Loans to any Non-U.S. Subsidiary of CCSC, (iii) THE BANK OF NOVA SCOTIA, as Canadian administrative agent for the Canadian Revolving Lenders (the “Canadian Administrative Agent”), (iv) WELLS FARGO BANK, N.A., as trustee (in such capacity, together with its successors and assigns, the “First Priority Notes Trustee”) for the holders of the First Priority Notes (as defined below) issued under the First Priority Notes Indenture (as defined below), (v) DEUTSCHE BANK AG NEW YORK BRANCH, as U.S. Collateral Agent (as defined below)(as successor to Citicorp North America, Inc.), (vi) CROWN HOLDINGS, INC. (“Crown Holdings”), (vii) CROWN AMERICAS LLC (f/k/a Crown Americas, Inc. and Crown Cork & Seal Americas, Inc.) (“Crown Usco”), (viii) CROWN CORK & SEAL COMPANY, INC. (“CCSC”), (ix) CROWN INTERNATIONAL HOLDINGS, INC. (“Crown International”), (x) each of the U.S. subsidiaries of Crown Holdings listed on Schedule 1 hereto, and (xi) the other persons who may become parties to this Agreement from time to time pursuant to and in accordance with Section 8 of this Agreement.

R E C I T A L S:

WHEREAS, on February 26, 2003 (the “Original Effective Date”), Citicorp North America, Inc. (the “Existing Administrative Agent”), and Citibank International PLC (the “Existing U.K. Agent” and together with the Existing Administrative Agent, the “Existing Bank Agents”), Citicorp North America, Inc., as U.S. Collateral Agent (the “Existing U.S. Collateral Agent”) and the U.S. Pledgors entered into the U.S. Intercreditor and Collateral Agency Agreement (the “Original Agreement”).

WHEREAS, on the Original Effective Date, Crown Usco, Crown European Holdings SA (“Crown Euroco”), the subsidiary borrowers named therein, Crown Holdings, Crown International and CCSC (collectively, the “Credit Parties”) entered into that certain credit agreement (the “Original Credit Agreement”) with the lenders named therein and the Existing Bank Agents.

WHEREAS, on the Original Effective Date, Crown Euroco issued $1,085,000,000 in aggregate principal amount of Second Priority Dollar Notes and €285,000,000 in aggregate principal amount of Second Priority Euro Notes, in each case under an Indenture dated as of the Original Effective Date among Crown Euroco, the guarantors named therein and Wells Fargo Bank, N.A. (as successor by consolidation to Wells Fargo Bank Minnesota, National Association), as trustee (in such capacity, together with its successors and assigns, the “Second Priority Notes Trustee”) (as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time as permitted by the Credit Agreement, the “Second Priority Notes Indenture”).

WHEREAS, on the Original Effective Date, Crown Euroco issued $725,000,000 in aggregate principal amount of Third Priority Notes under an Indenture dated as of the Original Effective Date between Crown Euroco, the guarantors named therein and Wells Fargo Bank, N.A. (as successor by consolidation to Wells Fargo Bank Minnesota, National Association), as trustee (in such capacity, together with its successors and assigns, the “Third Priority Notes Trustee”) (as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time as permitted by the Credit Agreement, the “Third Priority Notes Indenture”).

WHEREAS, on September 1, 2004 (the “First Amendment Effective Date”), Crown Euroco issued €350,000,000 of First Priority Notes under an Indenture dated as of the First Amendment Effective Date among Crown Euroco, the guarantors named therein and the First Priority Notes Trustee (as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time as permitted by the Credit Agreement, the “First Priority Notes Indenture”), the proceeds of which were used (together with the proceeds of the Loans under the 2004 Credit Agreement) to refinance in full all outstanding Term B Loans (as defined in the Original Credit Agreement) and terminate the Obligations and Commitments (each as defined in the Original Credit Agreement) under the Original Credit Agreement.

WHEREAS, on the First Amendment Effective Date, the Existing Bank Agents, the First Priority Notes Trustee, the Second Priority Notes Trustee, the Third Priority Notes Trustee, the Existing U.S. Collateral Agent and the U.S. Pledgors (as defined in the First Amendment) entered into the First Amended and Restated U.S. Intercreditor and Collateral Agency Agreement (the “First Amendment”).

WHEREAS, on the First Amendment Effective Date, the Credit Parties entered into that certain credit agreement (the “2004 Credit Agreement”) with the lenders named therein and the Existing Administrative Agent and the Existing U.K. Agent.

WHEREAS, on or about October 6, 2004 Crown Euroco issued an additional €110,000,000 of First Priority Notes under the First Priority Notes Indenture, the proceeds of which were used to extend a loan to Crown Usco to repay its outstanding term loan under the 2004 Credit Agreement and for general corporate purposes.

WHEREAS, on the date hereof, Crown Usco and Crown Americas Capital Corp. (“Crown Capital”) intend to issue $1,100,000,000 of senior unsecured notes (the “Senior Notes”) under two Indentures dated as of the date hereof among Crown Usco and Crown Capital, as applicable, the guarantors named therein and Citibank, N.A., as senior notes trustee (collectively, as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time as permitted by the Credit Agreement, the “Senior Notes Indenture”), the proceeds of which shall be used (together with the proceeds of the Loans under the Credit Agreement and certain cash proceeds from the sale of Crown Holdings’ plastic closures division) to refinance (the “Refinancing”) not less than 66 2/3% of the outstanding Second Priority Notes and 66 2/3% of the outstanding Third Priority Notes, to repay in full all Loans under and terminate the Obligations and Commitments (each as defined in the 2004 Credit Agreement) under the 2004 Credit Agreement and for general corporate purposes.

WHEREAS, pursuant to the terms hereof, on the date hereof, Crown Euroco represents to U.S. Collateral Agent and the First Priority Notes Trustee that the issuance of the Senior Notes is permitted by the First Priority Notes Indenture and that no consents or approvals are required thereunder.

WHEREAS, simultaneously with the issuance of the Senior Notes, the Credit Parties intend to enter into a new senior secured credit agreement dated as of the date hereof (as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time, the “Credit Agreement”, which term shall also include and refer to any increase in the amount of indebtedness under the Credit Agreement to the extent permitted by the First Priority Notes Indenture and any refinancing or replacement of the Credit Agreement or one or more successor or replacement facilities whether or not with a different group of agents or lenders and whether or not with different obligors upon Bank Agents’ acknowledgment of the termination of the predecessor Credit Agreement, the new Bank Agents joinder and execution by the successor Bank Agents’ of an agreement to be bound by the terms of this Agreement) with the lenders from time to time party thereto (including any Lenders of Additional First Priority Bank Indebtedness (as defined below)) (collectively, the “Lenders”) and Bank Agents, which Credit Agreement constitutes a refinancing and replacement of the 2004 Credit Agreement.

WHEREAS, on the date hereof, the Existing Collateral Agent has resigned as U.S. Collateral Agent and the Lenders under the Credit Agreement have appointed Deutsche Bank AG New York Branch as U.S. Collateral Agent.

WHEREAS, on the date hereof, the parties to the Second Priority Notes Indenture and the Third Priority Notes Indenture shall amend each of the Second Priority Notes Indenture and the Third Priority Notes Indenture to, among other things, eliminate the requirement for any security to secure the Second Priority Notes and the Third Priority Notes and to authorize the Second Priority Notes Trustee and Third Priority Notes Trustee to effectuate the release of the Second Priority Notes Trustee’s and Third Priority Notes Trustee’s respective Liens on the Collateral.

WHEREAS, on the Original Effective Date, Crown Holdings, Crown International, CCSC, Crown Usco and certain U.S. subsidiaries of each of Crown Usco and CCSC and Crown Holdings set forth on Schedule 1 hereto (collectively, and together with any other subsidiaries which are required by one or more Financing Documents to become U.S. Pledgors, the “U.S. Pledgors”) executed and delivered to the Existing U.S. Collateral Agent the U.S. Shared Pledge Agreement, which U.S. Shared Pledge Agreement was amended and restated on the First Amendment Effective Date, which secured all of the Obligations under the Financing Documents, and on the date hereof will execute and deliver to U.S. Collateral Agent an amendment and restatement thereof in the form attached to this Agreement as Exhibit A (as further amended, amended and restated, supplemented or otherwise modified from time to time, the “U.S. Shared Pledge Agreement”).

WHEREAS, on the date hereof, Crown Holdings, Crown International, CCSC, Crown Usco and the U.S. Pledgors will execute and deliver to U.S. Collateral Agent the U.S. Bank Pledge Agreement, which shall secure the Obligations under Bank Indebtedness (as defined below) only (as amended, amended and restated, supplemented or otherwise modified from time to time, the “U.S. Bank Pledge Agreement” and together with the U.S. Shared Pledge Agreement, the “U.S. Pledge Agreements”) in the form attached to this Agreement as Exhibit B.

WHEREAS, on the Original Effective Date, the U.S. Pledgors executed and delivered to the Existing U.S. Collateral Agent a U.S. Security Agreement, which U.S. Security Agreement was amended and restated on the First Amendment Effective Date, and on the date hereof, the U.S. Pledgors will execute and deliver to U.S. Collateral Agent an amendment and restatement thereof in the form attached to this Agreement as Exhibit C (as further amended, amended and restated, supplemented or otherwise modified from time to time, the “U.S. Security Agreement”).

WHEREAS, certain of the U.S. Pledgors have previously executed and delivered to the Existing U.S. Collateral Agent the first priority mortgages identified on Schedule 2 hereto, which Mortgages were amended and restated on the First Amendment Effective Date, (the “Initial Mortgages”) and on the date hereof will execute and deliver to U.S. Collateral Agent an amendment and restatement of each of the first priority mortgages identified on Schedule 2 hereto, and shall from time to time pursuant to the terms of one or more Financing Documents (as defined below) execute and deliver additional mortgages as required by such Financing Documents (the “Additional Mortgages”), in each case encumbering real property interests of the U.S. Pledgors (the Initial Mortgages and the Additional Mortgages, in each case as further amended, amended and restated, supplemented or otherwise modified from time to time, are referred to herein as the “Mortgages”).

WHEREAS, it is understood and acknowledged that only the Bank Indebtedness (as defined below) will be secured by the Additional Bank Collateral (as defined below).

WHEREAS, it is contemplated that, to the extent permitted by the Credit Agreement, Crown Holdings or any of its subsidiaries may from time to time enter into one or more Bank Related Hedging Agreements (as defined below) with any counterparty that was a Bank Agent or a Lender or Affiliate thereof or any other Person permitted under the Credit Agreement at the time such Bank Related Hedging Agreement was entered into (individually, a “Bank Related Hedging Exchanger” and, collectively, the “Bank Related Hedging Exchangers”) and it is desired that the obligations of Crown Holdings or any of its subsidiaries under such Bank Related Hedging Agreements, including the obligation to make payments in the event of early termination thereunder (all such obligations being the “Bank Related Hedging Obligations”), be secured by the U.S. Collateral (as defined below) pursuant to the U.S. Security Documents (as defined below); provided that for any Bank Related Hedging Exchanger to receive the benefit of such security, it shall execute and deliver to U.S. Collateral Agent an acknowledgment to this Agreement (in the form of Annex 1 attached hereto) agreeing to be bound by the terms hereof at any time prior to the payment in full of the First Priority Indebtedness.

WHEREAS, it is contemplated that, to the extent permitted by the Credit Agreement, Crown Holdings or any of its subsidiaries may from time to time enter into one or more Bank Related Cash Management Agreements (as defined below) with any counterparty that was a Bank Agent or a Lender or Affiliate thereof or any other person permitted under the Credit Agreement at the time such Bank Related Cash Management Agreement was entered into (individually, a “Bank Related Cash Management Exchanger” and, collectively, the “Bank Related Cash Management Exchangers”) and it is desired that the obligations of Crown Holdings or any of its subsidiaries under such Bank Related Cash Management Agreements, including the obligation to make payments in the event of early termination thereunder (all such obligations being the “Bank Related Cash Management Obligations”), be secured by the U.S. Collateral pursuant to the U.S. Security Documents; provided that for any Bank Related Cash Management Exchanger to receive the benefit of such security, it shall execute and deliver to U.S. Collateral Agent an acknowledgment on or after the Original Effective Date to this Agreement (in the form Annex 2 attached hereto) agreeing to be bound by the terms hereof at any time prior to the payment in full of the First Priority Indebtedness.

WHEREAS, it is contemplated that, from time to time, to the extent permitted by the Credit Agreement, Crown Usco and Crown Euroco may incur certain Additional First Priority Bank Indebtedness (as defined below) pursuant to the applicable Credit Documents (as defined below), which Additional First Priority Bank Indebtedness will be secured by the U.S. Collateral pursuant to the U.S. Security Documents and have the priority set forth herein.

WHEREAS, it is contemplated that, from time to time, to the extent permitted by the Credit Agreement and the First Priority Notes Indenture, any U.S. Permitted Issuer may issue certain Additional First Priority Capital Markets Indebtedness (as defined below) pursuant to the applicable Additional First Priority Capital Markets Indebtedness Documents, which Additional First Priority Capital Markets Indebtedness will be secured by the U.S. Collateral pursuant to the U.S. Security Documents and have the priority set forth herein; provided that for any holder of any Additional First Priority Capital Markets Indebtedness to receive the benefit of such security, it shall cause its Additional First Priority Capital Markets Indebtedness Representative to execute and deliver to U.S. Collateral Agent an acknowledgment to this Agreement (in the form of Annex 3 attached hereto) agreeing to be bound by the terms hereof.

WHEREAS, (a) the First Priority Notes Trustee (for its benefit and for the benefit of the respective holders of the First Priority Notes) and Bank Agents (for their benefit and for the benefit of the Lenders and other agents under the Credit Agreement), (b) in the event any Bank Related Hedging Obligations are to be secured by the U.S. Security Documents, each Bank Related Hedging Exchanger party to any Bank Related Hedging Agreement, (c) in the event any Bank Related Cash Management Obligations are to be secured by the U.S. Security Documents, each Bank Related Cash Management Exchanger party to any Bank Related Cash Management Agreement, (d) in the event any obligations in respect of Additional First Priority Bank Indebtedness are to be secured by the U.S. Security Documents, the Administrative Agent or the U.K. Administrative Agent in respect of such Additional First Priority Capital Markets Indebtedness (for its benefit and for the benefit of the Lenders of such Additional First Priority Bank Indebtedness) and (e) in the event any obligations in respect of any Additional First Priority Capital Markets Indebtedness are to be secured by the U.S. Security Documents, the Additional First Priority Capital Markets Indebtedness Representative in respect of such Additional First Priority Capital Markets Indebtedness (for its benefit and for the benefit of the holders of such Additional First Priority Capital Markets Indebtedness) desire to set forth (i) certain additional provisions regarding the appointment, duties and responsibilities of the U.S. Collateral Agent and to set forth certain other provisions concerning the obligations of the U.S. Pledgors to the U.S. Secured Parties under the agreements referred to in the foregoing recitals and (ii) their agreement as to decisions relating to the exercise of remedies under the U.S. Security Documents and certain limitations on the exercise of such remedies.

WHEREAS, pursuant to Section 10(b) of the Original Agreement, as amended by the First Amendment, the parties hereto are entering into this Agreement in order to amend and restate the Original Agreement, as amended by the First Amendment, to, among other things, add appropriate references to the Credit Agreement, the U.S. Collateral Agent, the Canadian Administrative Agent and Bank Agents.

A G R E E M E N T

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Definitions.

The following capitalized terms used herein and not otherwise defined herein shall have the definitions set forth below. Terms not defined herein shall have the meanings ascribed to them in the Credit Agreement.

“Additional Bank Collateral” means the capital stock of each U.S. subsidiary of Crown Holdings (other than CCSC) and 65% of the capital stock of each first tier non-U.S. subsidiary of any U.S. subsidiary of Crown Holdings pledged to U.S. Collateral Agent for the benefit of the Lenders under the Credit Agreement, any Bank Related Hedging Exchanger and any Bank Related Cash Management Exchanger.

“Additional First Priority Bank Indebtedness” means (i) Additional Term Loans (as defined in the Credit Agreement) incurred by Crown Usco and/or Crown Euroco and (ii) Loans (as defined in the Credit Agreement) pursuant to an Additional Facility (as defined in the Credit Agreement), incurred by Crown Usco, in each case, pursuant to the Credit Agreement, which indebtedness is secured by a first priority Lien in the manner described herein on the U.S. Collateral.

“Additional First Priority Capital Markets Indebtedness” means any unsubordinated indebtedness issued by a U.S. Permitted Issuer after the date hereof and not owed to Crown Holdings or any of its subsidiaries (other than Additional First Priority Bank Indebtedness) to the extent permitted to be incurred by the Credit Agreement and the First Priority Notes Indenture, which indebtedness is secured by a first priority Lien in the manner described herein on the U.S. Collateral.

“Additional First Priority Capital Markets Indebtedness Documents” means any indenture, debenture, note, guaranty, purchase agreement or other document executed by Crown Euroco or any other U.S. Pledgor in connection with the issuance of any such Additional First Priority Capital Markets Indebtedness.

“Additional First Priority Capital Markets Indebtedness Representative” means any trustee or similar representative of the holders of any Additional First Priority Capital Markets Indebtedness.

“Affiliate” of any person means any other person which, directly or indirectly, controls, is controlled by or is under common control with such person.

“Bank Indebtedness” means (i) the Obligations of the Obligors under the Credit Documents (including Obligations in respect of Additional First Priority Bank Indebtedness) and (ii) the Obligations of the Obligors under the Bank Related Debt Agreements.

“Bank Indebtedness Documents” means (i) the Credit Documents and (ii) the Bank Related Debt Agreements.

“Bank Related Cash Management Agreements” means agreements of Crown Holdings or any of its subsidiaries arising from treasury, depository and cash management services provided by one or more persons that is a Bank Agent or a Lender or an Affiliate thereof or any other person permitted under the Credit Agreement at the time that such Bank Related Cash Management Agreement was entered into.

“Bank Related Debt” means, collectively, the Bank Related Cash Management Obligations and the Bank Related Hedging Obligations.

“Bank Related Debt Agreements” means, collectively, the Bank Related Cash Management Agreements and the Bank Related Hedging Agreements.

“Bank Related Hedging Agreements” means, collectively, each Hedging Agreement of Crown Holdings or any of its subsidiaries entered into with any counterparty that is a Bank Agent or a Lender or an Affiliate thereof or any other Person permitted under the Credit Agreement at the time such Hedging Agreement was entered into.

“Bankruptcy Code” means Title 11, United States Code, or any similar Federal or state or non-U.S. law or statute for the supervision, administration or relief of debtors, including, without limitation, bankruptcy or insolvency laws.

“Credit Documents” means the Credit Agreement, each guaranty of the Obligations thereunder by a U.S. Pledgor and any other document executed by Crown Holdings or any of its subsidiaries in connection with the Credit Agreement (including, without limitation, any joinder agreement entered into pursuant to Section 12.1(c) of the Credit Agreement or any other documents executed or delivered with respect to any Additional First Priority Bank Indebtedness and the U.S. Security Documents), in each case, as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“Debentures” means each of the following:

(i)	$200,000,000 8% Debentures due 2023 of CCSC issued under the 1993 Indenture;

(ii)	$350,000,000 7 3/8% Debentures due 2026 of CCSC issued under the 1996 Indenture; and

(iii)	$150,000,000 7 1/2% Debentures due 2096 of CCSC issued under the 1996 Indenture.

“Euro Intercreditor Agreement” means the Second Amended and Restated Euro Intercreditor and Collateral Agency Agreement dated as of the date hereof among Deutsche Bank AG New York Branch, as Euro Collateral Agent, U.K. Administrative Agent, The Bank of Nova Scotia, as Canadian administrative agent, the First Priority Notes Trustee, and the other persons that become parties thereto after the date hereof, as amended, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Event of Default” means an Event of Default as defined in the Credit Agreement.

“Existing Unsecured Debt” means each of the following Indebtedness to the extent outstanding on the date hereof after giving effect to the Transactions (as defined in the Credit Agreement):

(i)	the Debentures; and

(ii)	$300,000,000 original principal amount of 7% Notes due 2006 of Crown Cork & Seal Finance PLC issued under the 1996 Indenture, of which approximately $166,000,000 remain outstanding as of the date hereof.

“Financing Documents” means, collectively, the Credit Documents, the First Priority Notes Documents, the Bank Related Debt Agreements and the Additional First Priority Capital Markets Indebtedness Documents.

“First Priority Agents” means, collectively, the First Priority Notes Trustee and any Additional First Priority Capital Markets Indebtedness Representative.

“First Priority Capital Markets Indebtedness” means (i) the Obligations of the Obligors under the First Priority Notes Documents and (ii) the Obligations of the Obligors in respect of Additional First Priority Capital Markets Indebtedness issued under the applicable Additional First Priority Capital Markets Indebtedness Documents.

“First Priority Capital Markets Indebtedness Documents” means, collectively, the First Priority Notes Documents and the Additional First Priority Capital Markets Indebtedness Documents.

“First Priority Indebtedness” means (i) the Obligations of the Obligors under the Credit Documents (including Obligations in respect of Additional Bank Indebtedness), (ii) the Obligations of the Obligors under the First Priority Notes Documents, (iii) the Obligations of the Obligors under the Bank Related Debt Agreements and (iv) the Obligations of the Obligors under any Additional First Priority Capital Markets Indebtedness Documents.

“First Priority Indebtedness Documents” means, collectively, the Bank Indebtedness Documents and the First Priority Capital Markets Indebtedness Documents.

“First Priority Notes” means the €460,000,000 in aggregate principal amount of 6  1/4% First Priority Senior Secured Notes due 2011 of Crown Euroco issued under the First Priority Notes Indenture.

“First Priority Notes Documents” means the First Priority Notes Indenture, the First Priority Notes, each guaranty of the Obligations thereunder and any other document executed by Crown Holdings or any of its subsidiaries in connection with the issuance of the First Priority Notes, in each case, as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time, as permitted by the Credit Agreement.

“Global Participation Agreement” means the Second Amended and Restated Global Participation and Proceeds Sharing Agreement dated as of the date hereof among Bank Agents, the Canadian Administrative Agent, the First Priority Notes Trustee, the Second Priority Notes Trustee, the Third Priority Notes Trustee, U.S. Collateral Agent on behalf of the U.S. Secured Parties and the Euro Collateral Agent (as defined in the Euro Intercreditor Agreement) on behalf of the Euro Secured Parties (as defined in the Euro Intercreditor Agreement) and the Sharing Agent named therein and the other persons that become party thereto after the date hereof, as amended, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement or similar agreement.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge, assignment, hypothecation or security interest in or on such asset or any filing of any financing statement under the UCC as in effect in the applicable state or jurisdiction or any similar notice or lien under any similar notice or recording statute of any governmental authority, in each of the foregoing cases whether voluntary or imposed by law, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities and (d) any other agreement intended to create any of the foregoing.

“1993 Indenture” means the Indenture dated as of April 1, 1993 between CCSC and Bank One Trust Company, NA, as successor to Chemical Bank, as trustee.

“1995 Indenture” means the Indenture dated as of January 15, 1995 between CCSC and Bank One Trust Company, NA, as successor to Chemical Bank, as trustee.

“1996 Indenture” means the Indenture dated as of December 17, 1996 among CCSC, Crown Cork & Seal Finance PLC, Crown Cork & Seal Finance, S.A. and The Bank of New York, as trustee.

“Obligations” shall mean, with respect to any of the Financing Documents, any and all obligations, liabilities and indebtedness of every kind, nature and description (whether or not constituting future advances or otherwise) from time to time owing by, or on behalf of, any Obligor or any of its subsidiaries under, or in connection with, such Financing Documents, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, evidenced by or arising under any of such Financing Documents whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of such Financing Documents, or after the commencement of any case with respect to any Obligor or any of its subsidiaries under the Bankruptcy Code (at the rate provided for in the relevant Financing Documents) (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in any such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and whether arising directly or howsoever acquired.

“Obligors” means each of Crown Holdings, CCSC, Crown International, Crown Usco, Crown Euroco, each Subsidiary Borrower (as defined in the Credit Agreement), each of the U.S. Pledgors and any other obligor under any Financing Documents.

“Principal Property” has the meaning given to such term under the indentures, agreements and instruments governing the Existing Unsecured Debt as such indentures, agreements and instruments are in effect on the Original Effective Date.

“Restricted Securities” shall mean any shares of capital stock or evidences of indebtedness for borrowed money issued by any Restricted Subsidiary and owned by Crown Holdings or any Restricted Subsidiary.

“Restricted Subsidiary” means any subsidiary of Crown Holdings that would be considered a “Restricted Subsidiary” under (and as defined in) any indenture, agreement or instrument governing or evidencing any Existing Unsecured Debt, as such indenture, agreement or instrument is in effect on the Original Effective Date.

“Second Priority Dollar Notes” means the $1,085,000,000 in aggregate principal amount of 9.50% Second Priority Senior Secured Notes due 2011 of Crown Euroco issued under the Second Priority Notes Indenture.

“Second Priority Euro Notes” means the €285,000,000 in original aggregate principal amount of 10.25% Second Priority Senior Secured Notes due 2011 of Crown Euroco issued under the Second Priority Notes Indenture.

“Second Priority Notes” means, collectively, the Second Priority Dollar Notes and the Second Priority Euro Notes.

“Third Priority Notes” means the $725,000,000 in original aggregate principal amount of 10.875% Third Priority Senior Secured Notes due 2013 of Crown Euroco issued under the Third Priority Notes Indenture.

“U.S. Collateral” means all collateral from time to time pledged or subject to or purported to be pledged or subject to the Lien of the U.S. Security Documents (whether or not such Lien is determined to be unperfected or subject to avoidance), including any Additional Bank Collateral.

“U.S. Permitted Issuer” means Crown International, Crown Usco, Crown Capital or any other Guarantor (as defined in the Credit Agreement) that is a U.S. Subsidiary of CCSC or any direct special purpose finance Subsidiary thereof formed solely to be the issuer of any Permitted Public Debt (as defined in the Credit Agreement); provided that such person becomes a Credit Party (as defined in the Credit Agreement) and complies with Section 7.14 of the Credit Agreement.

“U.S. Security Documents” means the U.S. Pledge Agreements, the U.S. Security Agreement, the Mortgages and each other security agreement or other instrument or document (including, without limitation, any Additional Mortgages) executed and delivered pursuant to one or more Financing Documents encumbering U.S. assets of any U.S. Pledgor (including the Additional Bank Collateral).

Section 2. Appointment as U.S. Collateral Agent.

Bank Agents, the Canadian Administrative Agent and the First Priority Notes Trustee each hereby irrevocably and unconditionally appoints, and each Bank Related Hedging Exchanger, Bank Related Cash Management Exchanger and Additional First Priority Capital Markets Indebtedness Representative (each such party, a “U.S. Secured Party”) signing an acknowledgment hereto on or after the Original Effective Date, by such signing, irrevocably and unconditionally appoints, Deutsche Bank AG New York Branch to serve as collateral agent and representative of each such U.S. Secured Party under each of the U.S. Security Documents (in such capacity, together with its successors in such capacity, the “U.S. Collateral Agent”) and irrevocably and unconditionally authorizes U.S. Collateral Agent to act as agent for the U.S. Secured Parties for the purpose of executing and delivering, on behalf of all such U.S. Secured Parties, the U.S. Security Documents and the Global Participation Agreement and any other documents or instruments related thereto or necessary or, as determined by U.S. Collateral Agent (acting on the instructions of the Requisite Obligees (as defined below)), desirable to perfect the Liens granted to U.S. Collateral Agent thereunder and, subject to the provisions of this Agreement, for the purpose of enforcing the U.S. Secured Parties’ rights in respect of the U.S. Collateral and the obligations of the U.S. Pledgors under the U.S. Security Documents, and for the purpose of, or in connection with, releasing the obligations of the U.S. Pledgors under the U.S. Security Documents in accordance with the terms of the Financing Documents.

Without limiting the generality of the foregoing, U.S. Collateral Agent is further hereby appointed as agent for each of the U.S. Secured Parties to hold the Liens on the U.S. Collateral granted pursuant to the U.S. Security Documents with, subject to Section 3, sole authority to exercise remedies under the U.S. Security Documents. U.S. Collateral Agent is hereby authorized to act as mortgagee under all Mortgages, beneficiary under all deeds of trust and as U.S. Secured Party under the applicable U.S. Security Agreement and U.S. Pledge Agreement and each other U.S. Security Document and to follow the instructions provided to it under this Agreement.

Section	3. Decisions Relating to Exercise of Remedies Vested in Requisite Obligees.

(a) U.S. Collateral Agent may take such actions under the U.S. Security Documents as it may, in its sole discretion, deem necessary or appropriate under the circumstances. Subject to Section 3(f), U.S. Collateral Agent agrees to make such demands and give such notices under the U.S. Security Documents as the Requisite Obligees may request, and to take such action to amend or modify or enforce the U.S. Security Documents and to foreclose upon, collect and dispose of the U.S. Collateral or any portion thereof as may be directed by Requisite Obligees.

For purposes of this Agreement, “Requisite Obligees” means, for purposes of directing U.S. Collateral Agent with respect to any of the foregoing actions to be taken pursuant to any of the U.S. Security Documents, Bank Agents (including on behalf of any Canadian Revolving Lenders and any Lenders of Additional First Priority Bank Indebtedness); provided that if the Obligations under the Credit Documents and Bank Related Debt have been indefeasibly paid in full in cash without any refinancing thereof through the incurrence of indebtedness having a Lien on any U.S. Collateral and the Credit Agreement and all letters of credit thereunder and the Bank Related Debt Agreements have terminated and all Lenders have been paid in full (after giving effect to the Global Participation Agreement), “Requisite Obligees” shall mean the First Priority Notes Trustee; provided, further, that for purposes of directing U.S. Collateral Agent with respect to Additional Bank Collateral, Requisite Obligees shall mean Bank Agents in all cases.

U.S. Collateral Agent shall not be required to take any action that it believes is contrary to law or to the terms of this Agreement or any of the U.S. Security Documents or which it believes would subject it or any of its officers, employees or directors to liability, and U.S. Collateral Agent shall not be required to take any action under this Agreement or any of the U.S. Security Documents, unless and until U.S. Collateral Agent shall receive additional indemnities to its satisfaction from the U.S. Secured Parties (or the holders represented thereby) against any and all losses, costs, expenses or liabilities in connection therewith.

(b) Each U.S. Secured Party executing this Agreement or an acknowledgment hereto on or after the Original Effective Date agrees that (i) U.S. Collateral Agent may act as the Requisite Obligees may request (regardless of whether any U.S. Secured Party or any holder represented thereby agrees, disagrees or abstains with respect to such request), (ii) U.S. Collateral Agent shall have no liability for acting in accordance with such request (provided such action does not, on its face, conflict with the express terms of this Agreement (or such term has been waived in accordance with the terms hereof)) and (iii) no U.S. Secured Party or any holder represented thereby shall have any liability to any other U.S. Secured Party or any holder represented thereby for any such request. U.S. Collateral Agent shall give prompt notice to all U.S. Secured Parties of actions taken pursuant to the instructions of Requisite Obligees; provided, however, that the failure to give any such notice shall not impair the right of U.S. Collateral Agent to take any such action or the validity or enforceability under this Agreement or the applicable U.S. Security Document of the action so taken or create a cause of action against U.S. Collateral Agent.

(c) Each U.S. Secured Party agrees that unless and until such U.S. Secured Party is entitled to give direction to U.S. Collateral Agent pursuant to Section 3(a) with respect to a U.S. Security Document, the only right of such U.S. Secured Party under the U.S. Security Documents is for the Obligations owing to such Secured Party to be secured by the U.S. Collateral, and to receive a share of the Proceeds of such U.S. Collateral, if any, as and when provided in the U.S. Security Documents and Section 4 and Section 5 hereof.

(d) Notwithstanding anything to the contrary set forth in any of the Financing Documents or contained herein and irrespective of:

(i) the time, order or method of creation, attachment or perfection of the respective security interests and/or Liens granted to U.S. Collateral Agent for the benefit of the U.S. Secured Parties in or on any or all of the property or assets of the Obligors and their respective subsidiaries,

(ii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect security interests in any U.S. Collateral,

(iii) whether any U.S. Secured Party or any bailee or agent thereof holds possession of any or all of the property or assets of any U.S. Pledgor,

(iv) the dating, execution or delivery of any agreement, document or instrument granting any U.S. Secured Party security interests and/or Liens in or on any or all of the property or assets of any U.S. Pledgor,

(v) the giving or failure to give notice of the acquisition or expected acquisition of any purchase money or other security interest and

(vi) the rules for determining priority under the UCC or any other law or rule governing the relative priorities of secured creditors,

all security interests in any U.S. Collateral heretofore or hereafter granted or purported to be granted to secure any Obligations in respect of First Priority Indebtedness pursuant to any U.S. Security Document or otherwise secures (i) the Obligations of the Obligors under the Credit Documents (including Obligations in respect of Additional Bank Indebtedness), (ii) the Obligations of the Obligors under the First Priority Notes Documents, (iii) the Obligations of the Obligors under the Bank Related Debt Agreements and (iv) the Obligations of the Obligors under any Additional First Priority Capital Markets Indebtedness Documents on an equal and ratable, pari passu basis pursuant to the terms of this Agreement and the Global Participation Agreement.

(e) U.S. Collateral Agent may at any time request directions from the Requisite Obligees with respect to the U.S. Security Documents as to any course of action or other matter relating hereto or to any U.S. Security Document. Except as set forth in Section 3(f) below, directions given by Requisite Obligees to U.S. Collateral Agent hereunder shall be binding on all U.S. Secured Parties for all purposes.

(f) (i) Subject to the application of Proceeds (as defined below) pursuant to Section 4, (A) U.S. Collateral Agent may release the Lien of the U.S. Security Documents against any portion or all of the U.S. Collateral, to the extent approved by the Requisite Obligees, and (B) U.S. Collateral Agent shall release the Lien of the U.S. Security Documents against all of the U.S. Collateral and terminate the U.S. Security Documents after all Bank Indebtedness has been repaid in full and the Bank Indebtedness Documents have been terminated; provided, however, that no such release under clause (A) of this sentence (other than (a) a release permitted by Section 3(f)(ii) and (b) a release in connection with the foreclosure, sale or disposition of U.S. Collateral by U.S. Collateral Agent hereunder in connection with the enforcement of rights and exercise of remedies in respect of such U.S. Collateral) of U.S. Collateral that is not Additional Bank Collateral shall be effective against any First Priority Agent or any holder of First Priority Capital Markets Indebtedness if such First Priority Agent or any holder of First Priority Capital Markets Indebtedness shall have delivered a notice to U.S. Collateral Agent not later than one (1) Business Day prior to the date of release that a default or event of default shall have occurred and be continuing under such applicable First Priority Capital Markets Indebtedness Document as of the time of such proposed release, unless such First Priority Agent, consents to such release.

(ii) Subject to the application of Proceeds pursuant to Section 4, upon any (A) sale or other transfer of any U.S. Collateral, or (B) the sale or transfer of Capital Stock of any U.S. Pledgor resulting in such U.S. Pledgor ceasing to be a Subsidiary, in each case to any Person that is not a U.S. Pledgor or Affiliate (other than in the case of clause (A) only, a Receivables Subsidiary (as defined in the Credit Agreement)) and such sale or transfer is not prohibited by, in the case of U.S. Collateral that is not Additional Bank Collateral, the Financing Documents, and in the case of Additional Bank Collateral, the Credit Agreement, the Lien of the U.S. Security Documents on such U.S. Collateral, or the Lien of the U.S. Security Documents on the U.S. Collateral owned by such U.S. Pledgor, as applicable, shall be released without recourse or warranty; provided, that U.S. Collateral Agent may request, and shall be entitled to rely upon, an officer’s certificate of such U.S. Pledgor stating that such sale or transfer is not prohibited by the Financing Documents or the Credit Agreement, as applicable. In connection with such release, U.S. Collateral Agent shall execute and deliver to any U.S. Pledgor, at such U.S. Pledgor’s expense, all documents that such U.S. Pledgor shall reasonably request to evidence such termination or release; provided, further the Lien of the U.S. Security Documents shall extend to the proceeds from such sale or transfer.

(iii) Notwithstanding anything to the contrary in this Section 3(f), (x) any release of U.S. Collateral under the U.S. Security Documents shall be a release of such U.S. Collateral with respect to each U.S. Secured Party and (y) if any Lien in any U.S. Collateral (other than Additional Bank Collateral) previously released pursuant to Section 3(f)(i) is subsequently granted to any U.S. Secured Party, and such Lien does not otherwise comply with Section 4.11 of the First Priority Notes Indenture such Lien must be granted to each of the U.S. Secured Parties to the extent required under the applicable Financing Documents, subject to the relative priorities set forth in this Agreement.

(g) Each U.S. Secured Party agrees that no U.S. Secured Party shall have any right to, and agrees that it shall not, take any action whatsoever to enforce any term or provision of any U.S. Security Document or to enforce any of its rights in respect of the U.S. Collateral (whether arising under any Financing Document, operation of law, statute or otherwise), it being understood that all rights and remedies under the U.S. Security Documents shall be enforced and executed exclusively by U.S. Collateral Agent pursuant to this Agreement. Without limiting any of the foregoing, each U.S. Secured Party irrevocably and unconditionally agrees that so long as any of the Obligations in respect of the Bank Indebtedness Documents have not been indefeasibly paid in full in cash without any refinancing thereof through the incurrence of indebtedness, in any case under the Bankruptcy Code with respect to any Obligor or any of their subsidiaries, all other U.S. Secured Parties (other than Bank Agents) (i) shall not contest any request by the First Priority Agents or U.S. Collateral Agent for adequate protection or relief from the automatic stay and (ii) shall waive any rights (A) to seek relief from the automatic stay or to seek adequate protection, (B) to object to any claim by a trustee under Section 506(c) of the Bankruptcy Code to the extent that the Requisite Obligees have not objected to such claim, (C) to object to any election or failure to elect by the holders of Obligations under the First Priority Indebtedness Documents (other than the Bank Related Debt Agreements) under Section 1111(b) of the Bankruptcy Code or (D) to object to a borrowing or grant of security interest or an administrative claim by any U.S. Pledgor pursuant to Section 364 of the Bankruptcy Code.

In the event of any dissolution, winding-up, liquidation or reorganization of any Obligor or any of their subsidiaries (whether in bankruptcy, insolvency, administration or receivership proceedings, voluntary or involuntary, or upon a general assignment for the benefit of creditors or any other marshaling of the assets of any Obligor or any of their subsidiaries or any other similar remedy or otherwise) tending towards liquidation of the business and assets of such Obligor or any of its subsidiaries, if any First Priority Agent does not file a proper claim or proof of debt in the form required in such proceeding prior to thirty (30) days before the expiration of the time to file such claim or claims, then U.S. Collateral Agent shall have the right (but not the obligation) to file and is hereby authorized and empowered, and irrevocably appointed as attorney-in-fact, to file an appropriate claim for and on behalf of the holders of such indebtedness. In addition, in connection with any plan of reorganization or other similar arrangement under any applicable law proposed by or approved by Bank Agents that is consistent with the terms of this Agreement, each First Priority Agent agrees to vote its claim to approve such plan or arrangement.

Each U.S. Secured Party agrees that (i) it will provide notices (such notices to be provided in writing and contemporaneously with any notice provided to any Obligor, to each other U.S. Secured Party and U.S. Collateral Agent with respect to the acceleration of its respective indebtedness; provided, however, that the failure to give any such notice to the other U.S. Secured Party shall not affect the effectiveness of any notice given to any Obligor or the validity of this Agreement or create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party); (ii) the U.S. Secured Parties will not contest each other’s security interest in and/or Liens granted for the benefit of any or all of the U.S. Secured Parties in or on any or all of the property or assets of any Obligor or any of its subsidiaries (including, without limitation, in respect of the Liens of Bank Agents and Lenders in the Additional Bank Collateral) or contest the validity of the documents governing their respective security interests and Liens or assert a claim inconsistent with the terms of this Agreement; and (iii) in a bankruptcy or insolvency proceeding, the Requisite Obligees may consent to the use of cash collateral in their sole discretion.

Each U.S. Secured Party waives any and all rights to (i) require U.S. Collateral Agent to marshal any property or assets of the U.S. Pledgors or to resort to any of the property or assets of the U.S. Pledgors in any particular order or manner and (ii) require U.S. Collateral Agent to enforce any guaranty or any security interest or Lien to secure the payment of any or all Obligations as a condition precedent or concurrent to taking any action against or with respect to the U.S. Collateral.

(h) It is understood and agreed that the Additional Bank Collateral shall only secure Obligations under Bank Indebtedness and is for the benefit of Bank Agents on behalf of the Lenders and any Bank Related Hedging Exchanger and any Bank Related Cash Management Exchanger. Each U.S. Secured Party (other than Bank Agents on behalf of the Lenders and agents under the Credit Agreement, any Bank Related Hedging Exchanger and any Bank Related Cash Management Exchanger) acknowledges and agrees that it has no Lien on the Additional Bank Collateral.

If any U.S. Collateral (other than any pledge of Capital Stock pursuant to the U.S. Shared Pledge Agreement) constitutes a “security”, as defined under the U.S. Securities Act of

1933, as amended (the “Securities Act”), then the amount realizable with respect to any single such security upon any exercise of remedies by the holders of First Priority Capital Markets Indebtedness shall be limited to the amount necessary such that the issuer of such security shall not be required to prepare separate audited financial statements under the applicable rules or regulations of the United States Securities and Exchange Commission; provided, however, that this sentence shall not limit the Obligations secured or amount realizable under Bank Indebtedness.

(i) Notwithstanding anything to the contrary in this Agreement or the U.S. Security Documents, if any Existing Unsecured Debt is required to be secured by Principal Property or Restricted Securities (to the extent such Restricted Securities constitute U.S. Collateral under the U.S. Security Documents) due to the triggering of a negative pledge covenant in any indenture pursuant to which such Existing Unsecured Debt is issued, the First Priority Indebtedness shall be secured equally and ratably (except in the case of Additional Bank Collateral which shall secure only Bank Indebtedness) with such Existing Unsecured Debt with respect to the Lien of such Existing Unsecured Debt on such Principal Property or Restricted Securities to the extent such Principal Property or Restricted Securities constitute U.S. Collateral under the U.S. Security Documents for so long as such Existing Unsecured Debt is so secured.

Section 4. Application of Proceeds Subject to the Terms of the Global Participation Agreement.

(a) Any and all amounts actually received by U.S. Collateral Agent in connection with the enforcement of the U.S. Security Documents, including the proceeds of any collection, sale or other disposition of the U.S. Collateral or any portion thereof (collectively, “Proceeds”), shall be applied promptly by U.S. Collateral Agent, subject to the terms of the Global Participation Agreement, as follows:

First, to the payment of the costs and expenses of such sale, collection or other realization, including reasonable compensation to U.S. Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by U.S. Collateral Agent in connection therewith and all amounts for which U.S. Collateral Agent is entitled to indemnification hereunder, and to the payment of all costs and expenses paid or incurred by U.S. Collateral Agent in connection with the exercise of any right or remedy hereunder;

Second, to the payment of the Obligations in respect of First Priority Indebtedness (including any deposits into a collateral account for outstanding Letters of Credit under the Credit Agreement, provided that if such Letters of Credit expire without being fully drawn, then at that time, such excess amounts shall be applied as provided in this Section 4 to then outstanding Obligations in respect of First Priority Indebtedness) for the ratable benefit of the holders thereof; and

Third, only after indefeasible payment in full of all Obligations in respect of First Priority Indebtedness, and the First Priority Indebtedness Documents have terminated, to the respective U.S. Pledgor of such U.S. Collateral, or its successors or assigns, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such Proceeds;

provided, that if such U.S. Collateral is Additional Bank Collateral, such Proceeds shall not be applied to the payment of Obligations in respect of the First Priority Capital Markets Indebtedness.

Until Proceeds are so applied, U.S. Collateral Agent shall hold such Proceeds in its custody in accordance with its regular procedures for handling deposited funds.

For the purposes of determining ratable amounts under this Section 4, U.S. Collateral Agent will use the Dollar Equivalent (as defined in the Credit Agreement) at the time of determination of the First Priority Indebtedness outstanding.

(b) (i) Any Proceeds from any Additional Bank Collateral received by U.S. Collateral Agent to be distributed under Section 4(a) to payment of the Obligations in respect of Bank Indebtedness shall be applied so that each U.S. Secured Party that is a Lender with respect thereto that is then secured by the Additional Bank Collateral giving rise to such Proceeds shall receive payment of the same proportionate amount of all such Obligations and (ii) any Proceeds from any U.S. Collateral (other than Additional Bank Collateral) received by U.S. Collateral Agent to be distributed under Section 4(a) to payment of the Obligations in respect of First Priority Indebtedness shall be applied so that each U.S. Secured Party with respect thereto that is secured by the U.S. Collateral (other than Additional Bank Collateral) giving rise to such Proceeds shall receive payment of the same proportionate amount of all Obligations. For purposes of determining the proportionate amounts of all Obligations in respect of First Priority Indebtedness when Proceeds are to be distributed under this Section 4, the amount of the outstanding Obligations under the First Priority Indebtedness Documents, respectively, shall be deemed to be the principal (including the face amount of outstanding Letters of Credit) and interest then due and payable under the First Priority Indebtedness plus any other fees, indemnities and costs then due and payable under the First Priority Indebtedness Documents (it being agreed that the amount of the outstanding Bank Related Hedging Obligations and Bank Related Cash Management Obligations of any Bank Related Hedging Exchanger or Bank Related Cash Management Exchanger shall be deemed to be the amount of Crown Holding’s or any of its subsidiaries’ obligations then due and payable (exclusive of expenses or similar liabilities but including any early termination payments then due) under the applicable Bank Related Hedging Agreements or Bank Related Cash Management Agreements).

(c) Payments by U.S. Collateral Agent on account of Proceeds received by U.S. Collateral Agent in respect of the Obligations under the Credit Agreement shall be made to Bank Agents for distribution by Bank Agents to the Lenders and other U.S. Secured Parties under the Credit Agreement in accordance with the Credit Agreement and as follows: (i) any payments in respect of Bank Related Hedging Obligations and Bank Related Cash Management Obligations shall be made as directed by the Bank Related Hedging Exchanger or Bank Related Cash Management Exchanger to which such Bank Related Hedging Obligations or Bank Related Cash Management Obligations are owed; and (ii) any payments in respect of loans or outstanding letters of credit shall be paid to Bank Agents for the benefit of the Lenders and other U.S. Secured Parties under the Credit Agreement. All other payments on account of Proceeds received by U.S. Collateral Agent in respect of all other Obligations in respect of First Priority Indebtedness shall be paid to the First Priority Agents on behalf of the holders of such indebtedness.

Section 5. Information.

In the event U.S. Collateral Agent proceeds to foreclose upon, collect, sell or otherwise dispose of or take any other action with respect to the U.S. Collateral, or any portion thereof, or to enforce any U.S. Security Document, or proposes to take any other action pursuant to this Agreement or requests instructions from the U.S. Secured Parties as provided herein, upon the request of U.S. Collateral Agent, each of the following U.S. Secured Parties agrees to provide promptly to U.S. Collateral Agent the following information:

(a) Bank Agents and Canadian Administrative Agent on behalf of the Lenders (and any Lender of Additional First Priority Bank Indebtedness) and agents under the Credit Agreement, by executing this Agreement, agree to promptly from time to time notify U.S. Collateral Agent of (i) the aggregate amount of principal of and interest on the Obligations and any fees or other amounts owing under the Credit Agreement and the amount of outstanding Letters of Credit under the Credit Agreement as at such date and the amount, if any, then due and payable under the Credit Agreement as U.S. Collateral Agent may specify, (ii) the current commitment of each Lender under the Credit Agreement, and (iii) any payment received by Bank Agents or the Canadian Administrative Agent to be applied to the principal of or interest on the amounts due under the Credit Agreement or any fees or other amounts owing under the Credit Agreement. Bank Agents shall certify as to such amounts and U.S. Collateral Agent shall be entitled to rely conclusively upon such certification.

(b) Each Bank Related Hedging Exchanger party to a Bank Related Hedging Agreement benefited by this Agreement, by signing an acknowledgment to this Agreement, agrees to promptly from time to time notify U.S. Collateral Agent of (i) the notional amount under such Bank Related Hedging Agreement and the amount payable by Crown Holdings or any of its subsidiaries upon early termination of such Bank Related Hedging Agreement at the date of termination as fixed by such Bank Related Hedging Agreement and (ii) any payment received by such Bank Related Hedging Exchanger to be applied to amounts due upon early termination of such Bank Related Hedging Agreement. Such Bank Related Hedging Exchanger shall certify as to such amounts and U.S. Collateral Agent shall be entitled to rely conclusively upon such certification.

(c) Each Bank Related Cash Management Exchanger party to a Bank Related Cash Management Agreement benefited by this Agreement, by signing an acknowledgment on or after the Original Effective Date to this Agreement, agrees to promptly from time to time notify U.S. Collateral Agent of (i) the notional amount under such Bank Related Cash Management Agreement and the amount payable by Crown Holdings or any of its subsidiaries upon early termination of such Bank Related Cash Management Agreement at the date of termination as fixed by such Bank Related Cash Management Agreement and (ii) any payment received by such Bank Related Cash Management Exchanger to be applied to amounts due upon early termination of such Bank Related Cash Management Agreement. Such Bank Related Cash Management Exchanger shall certify as to such amounts and U.S. Collateral Agent shall be entitled to rely conclusively upon such certification.

(d) Upon written request from U.S. Collateral Agent, the First Priority Notes Trustee, by executing this Agreement, agrees to promptly notify U.S. Collateral Agent of (i) the aggregate amount of principal and interest outstanding and other amounts owing with respect to the First Priority Notes under the First Priority Notes Documents and the amount, if any, then due and payable under such First Priority Notes and the First Priority Notes Documents, as at such date as U.S. Collateral Agent may specify and (ii) any payment received by such First Priority Notes Trustee to be applied to the principal of or interest on the amounts due with respect to the First Priority Notes and the First Priority Notes Documents. The First Priority Notes Trustee shall certify as to such amounts and U.S. Collateral Agent shall be entitled to rely conclusively upon such certification.

(e) Each Additional First Priority Capital Markets Indebtedness Representative with respect to the Additional First Priority Capital Markets Indebtedness benefited by this Agreement, by signing an acknowledgment to this Agreement, agrees to promptly from time to time notify U.S. Collateral Agent of (i) the aggregate amount of principal and interest outstanding and other amounts owing under the applicable Additional First Priority Capital Markets Indebtedness Documents and the amount, if any, then due and payable under such Additional First Priority Capital Markets Indebtedness Documents, as at such date as U.S. Collateral Agent may specify, and (ii) any payment received by such Additional First Priority Capital Markets Indebtedness Representative to be applied to the principal of or interest on the amounts due with respect to such Additional First Priority Capital Markets Indebtedness and such Additional First Priority Capital Markets Indebtedness Documents. The Additional First Priority Capital Markets Indebtedness Representative shall certify as to such amounts and U.S. Collateral Agent shall be entitled to rely conclusively upon such certification.

Section 6. Bank Related Hedging Agreements; Bank Related Cash Management Agreements; Additional First Priority Capital Markets Indebtedness Documents.

(a) Each Bank Related Hedging Exchanger and Bank Related Cash Management Exchanger may cause Bank Related Hedging Obligations and Bank Related Cash Management Obligations to be secured by the U.S. Security Documents by executing an acknowledgment on or after the Original Effective Date in the form of Annexes 2 and 3 hereto, and by delivering such executed acknowledgment to U.S. Collateral Agent, by which such Bank Related Hedging Exchanger or Bank Related Cash Management Exchanger agrees to be bound by the terms of this Agreement.

(b) Each Additional First Priority Capital Markets Indebtedness Representative, on behalf of itself and all holders of obligations under Additional First Priority Capital Markets Indebtedness, may cause such Additional First Priority Capital Markets Indebtedness to be secured by the U.S. Security Documents by causing their Additional First Priority Capital Markets Indebtedness Representative to execute an acknowledgment in the form of Annex 3 hereto, and by delivering such executed acknowledgment to U.S. Collateral Agent, by which such Additional First Priority Capital Markets Indebtedness Representative agrees, on behalf of itself and all holders of such Additional First Priority Capital Markets Indebtedness, to be bound by the terms of this Agreement.

Section 7. Disclaimers, Indemnity, Etc.

(a) By becoming a party to this Agreement, each U.S. Secured Party acknowledges that U.S. Collateral Agent shall not be the trustee of any U.S. Secured Party. U.S. Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or the U.S. Security Documents, and U.S. Collateral Agent shall not by reason of this Agreement or the U.S. Security Documents be a trustee for any U.S. Secured Party or have any other fiduciary obligation to any U.S. Secured Party (including any obligation under the Trust Indenture Act of 1939, as amended). U.S. Collateral Agent shall not be responsible to any U.S. Secured Party for any recitals, statements, representations or warranties contained in this Agreement or any Financing Document or in any certificate or other document referred to or provided for in, or received by any of them under, any of the Financing Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Financing Documents or any other document referred to or provided for therein or any Lien under the U.S. Security Documents or the perfection or priority of any such Lien or for any failure by any other party to perform any of its respective obligations under any of the Financing Documents. U.S. Collateral Agent may employ agents and sub-collateral agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither U.S. Collateral Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for actions that are finally judicially determined to have resulted from its or their own gross negligence or willful misconduct.

(b) U.S. Collateral Agent shall be entitled to request and rely upon any certification, notice or other communication (including any thereof by telex, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel (including counsel to the Obligors or any of their subsidiaries), independent accountants and other experts selected by U.S. Collateral Agent and shall in all cases be fully protected in acting or refraining from so acting upon. Without limiting any rights of U.S. Collateral Agent hereunder, U.S. Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Requisite Obligees, and such instructions of Requisite Obligees, and any action taken or failure to act pursuant thereto, shall be binding on all of the U.S. Secured Parties.

(c) Each of Crown Holdings, CCSC, Crown International, Crown Usco, Crown Euroco and each U.S. Pledgor (collectively, the “Indemnifying Parties”) agrees, jointly and severally, to indemnify U.S. Collateral Agent for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against U.S. Collateral Agent in any way relating to or arising out of any of this Agreement, the U.S. Security Documents, the Financing Documents or any other documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms of any thereof; provided, however, that no such Indemnifying Party shall be liable for any of the foregoing to the extent they are finally judicially determined to have resulted from the gross negligence or willful misconduct of U.S. Collateral Agent.

(d) Except for action expressly required of U.S. Collateral Agent hereunder, U.S. Collateral Agent shall, notwithstanding anything to the contrary in Section 7(c) hereof, in all cases be fully justified in failing or refusing to act hereunder or under the U.S. Security Documents unless it shall be further indemnified to its satisfaction by the U.S. Secured Parties (or the lenders or holders represented thereby) against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

(e) Except as expressly provided herein and in the U.S. Security Documents, U.S. Collateral Agent shall have no duty to take any affirmative steps with respect to the collection of amounts payable in respect of the U.S. Collateral. U.S. Collateral Agent shall incur no liability to any U.S. Secured Party as a result of any sale of any U.S. Collateral at any private sale.

(f) (i) U.S. Collateral Agent may resign at any time by giving at least five (5) days’ notice thereof to the U.S. Secured Parties (such resignation to take effect as hereinafter provided) and U.S. Collateral Agent may be removed as U.S. Collateral Agent at any time by Requisite Obligees. In the event of such resignation or removal of U.S. Collateral Agent, Requisite Obligees shall thereupon have the right to appoint a successor U.S. Collateral Agent. If no successor U.S. Collateral Agent shall have been so appointed by Requisite Obligees and shall have accepted such appointment within thirty (30) days after the notice of the intent of U.S. Collateral Agent to resign, then the retiring U.S. Collateral Agent may, on behalf of the other U.S. Secured Parties, appoint a successor U.S. Collateral Agent. Any successor U.S. Collateral Agent appointed pursuant to this clause (f)(i) shall be a commercial bank organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of at least $500,000,000.

(ii) Upon the acceptance of any appointment as U.S. Collateral Agent hereunder by a successor U.S. Collateral Agent, such successor U.S. Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed U.S. Collateral Agent, and the retiring or removed U.S. Collateral Agent shall thereupon be discharged from its duties and obligations hereunder and under the Global Participation Agreement and the U.S. Security Documents. After any retiring or removed U.S. Collateral Agent’s resignation or removal hereunder as U.S. Collateral Agent, the provisions of this Section 7 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as U.S. Collateral Agent.

(iii) In no event shall U.S. Collateral Agent or any U.S. Secured Party be liable or responsible for any funds or investments of funds held by any U.S. Pledgor or any affiliates thereof.

(g) Each of the U.S. Secured Parties understands and acknowledges that U.S. Collateral Agent and its Affiliates may also hold indebtedness of Crown Holdings or any of its subsidiaries, be an agent under any of the Financing Documents and act in other financial advisory or underwriting capacities on behalf of Crown Holdings or any of its subsidiaries, and waives any actual or potential conflict of interest resulting therefrom.

Section 8. Deletion of Second Priority Notes Trustee and Third Priority Notes Trustee as parties hereto.

Upon execution of its acknowledgement hereto, each of the Second Priority Notes Trustee and Third Party Notes Trustee hereby acknowledges and agrees that it is no longer a party to this Agreement, is no longer entitled to any of the benefits of this Agreement, and is hereby discharged from its duties and obligations hereunder.

Section 9. Miscellaneous.

(a) All notices and other communications provided for herein shall be in writing and may be personally served, telecopied, e-mailed or sent by United States mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or e-mail or four Business Days after deposit in the United States mail, registered or certified, with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 9(a)) shall be as set forth under each party’s name on the signature pages (including acknowledgments) hereof.

(b) This Agreement may be modified or waived only by an instrument or instruments in writing signed by U.S. Collateral Agent with the written consent of Requisite Obligees, except that any modification or waiver (i) adversely affecting a U.S. Secured Party’s rights under Section 3(f)(i) or Section 4 hereof or (ii) that by its terms has a disproportionate (i.e., not ratable) adverse effect on any Secured Party (or opposed to all Secured Parties) shall, in each case, require the written consent of the agent or representative representing such U.S. Secured Party; provided, however, that, notwithstanding the foregoing, the written consent of the U.S. Secured Parties shall not be required with respect to amendments, modifications or waivers necessary to permit the incurrence of additional indebtedness secured by the U.S. Collateral and entitled to the benefits of the U.S. Security Documents insofar as the foregoing is not prohibited by the Financing Documents benefiting such U.S. Secured Party, including for the purposes of providing any successor or replacement credit agreement or bank facility to the Credit Agreement and for the administrative agent of such successor or replacement credit agreement or bank facility becoming a party to this Agreement, as Bank Agent(s), and including without limitation any amendments, modifications or waivers for the purpose of adding appropriate references to additional parties in, and according such parties the benefits of, any of the provisions hereof in connection with the incurrence of such indebtedness; provided, further, that any modification or waiver to this Agreement that directly and adversely affects Crown Holdings or any of its subsidiaries shall require the written consent of Crown Holdings.

(c) This Agreement shall be binding upon and inure to the benefit of U.S. Collateral Agent, each U.S. Secured Party and their respective successors and assigns.

(d) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

(e) This Agreement (as amended and restated as of the date hereof) shall become effective as to Bank Agents, the Canadian Administrative Agent, the First Priority Notes

Trustee and U.S. Collateral Agent upon the execution of this Agreement by each of Bank Agents, the Canadian Administrative Agent, the First Priority Notes Trustee and U.S. Collateral Agent and the delivery of each such Person’s counterparts to U.S. Collateral Agent.

(f) If any U.S. Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, Crown Holdings and its subsidiaries agree that they shall not raise such violation as a defense to the enforcement by any other U.S. Secured Party under the Financing Documents.

(g) Each of the parties hereto authorizes U.S. Collateral Agent to execute and file on its behalf all such further documents and instruments, and authorizes U.S. Collateral Agent to perform such other acts, as may be reasonably necessary or advisable to effectuate the purposes of this Agreement.

(h) If any provision of this Agreement shall be inconsistent with, or contrary to, any provisions in any Financing Document or any other instrument delivered in connection with the transactions contemplated thereby, the applicable provision in this Agreement shall be controlling and shall supersede such inconsistent provision to the extent necessary to give full effect to all provisions contained in this Agreement. Each U.S. Secured Party acknowledges and agrees that the terms and provisions of this Agreement do not violate any term or provisions of its respective Financing Document.

(i) Each of the U.S. Secured Parties (other than Bank Agents, the Canadian Administrative Agent and Lenders with regard to the Credit Documents and any Bank Related Hedging Exchanger and any Bank Related Cash Management Exchanger) shall use its best efforts to notify the other of any amendment, modification or waiver to any of its Financing Documents, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party. Each of the U.S. Secured Parties (other than Bank Agents, the Canadian Administrative Agent and Lenders with regard to the Credit Documents and any Bank Related Hedging Exchanger and any Bank Related Cash Management Exchanger) shall, upon request of the other or others, provide copies of all such modifications, amendments and waivers and copies of all other documentation relevant to the U.S. Collateral.

(j) Each of the parties represents and warrants to all other parties hereto that the execution, delivery and performance by or on behalf of such party to this Agreement has been duly authorized by all necessary action, corporate or otherwise, does not violate any provision of law, governmental regulation, or any agreement or instrument by which such party is bound, and requires no governmental or other consent that has not been obtained and is not in full force and effect.

(k) Crown Holdings, Crown International, Crown Usco, Crown Euroco, CCSC and the U.S. Pledgors shall pay to U.S. Collateral Agent upon demand the amount of any and all reasonable expenses of the U.S. Secured Parties and U.S. Collateral Agent, including, without limitation, the reasonable fees and expenses of counsel for the U.S. Secured Parties and U.S. Collateral Agent incurred from time to time in connection with the exercise or enforcement of any of their respective rights, interests or remedies under and pursuant to the U.S. Security

Documents and this Agreement, and for the avoidance of doubt, in each case including such rights, interests and remedies under and pursuant to this Agreement. All such amounts shall constitute part of the Obligations under such U.S. Security Documents.

(l) U.S. Collateral Agent may demand specific performance of this Agreement. Each of the U.S. Secured Parties hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by U.S. Collateral Agent.

(m) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(m).

(n) Anything contained in this Agreement to the contrary notwithstanding, each U.S. Secured Party shall no longer be a party from and after such time as all of the Obligations owing to such U.S. Secured Party and secured by any of the U.S. Security Documents, or the instruments representing the same, shall have ceased to be outstanding by virtue of the indefeasible payment in full in cash thereof or the cancellation thereof or delivery for cancellation thereof in accordance with their terms.

(o) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that a party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(p) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court referred to in paragraph (o) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(q) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7(a). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(r) For so long as the Global Participation Agreement shall be in effect, in the event of a conflict between this Agreement and the Global Participation Agreement, the terms of the Global Participation Agreement shall control.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

WELLS FARGO BANK, N.A., as First Priority Notes Trustee

By:	/s/ Jeffrey Rose
Name:	Jeffrey Rose
Title:	Vice President

Notice Address:

Wells Fargo Bank, N.A. Corporate Trust Services Sixth Street & Marquette Avenue Minneapolis, MN 55479 Attn: Jeffery Rose Telephone: (612) 667-0337 Facsimile: (612) 667-9825

U.S. Intercreditor Agreement

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent

By:	/s/ Omayra Laucella
Name:	Omayra Laucella
Title:	Vice President

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Vice President

Notice Address:

With a copy to:

Winston & Strawn LLP
35 West Wacker Drive
Chicago, IL 60601
Attention: C. Boehrer
Telephone: (312) 558-5989
Facsimile: (312) 558-5700

U.S. Intercreditor Agreement

DEUTSCHE BANK AG NEW YORK BRANCH
as U.K. Agent

By:	/s/ Omayra Laucella
Name:	Omayra Laucella
Title:	Vice President

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Vice President

Notice Address:

With a copy to:

Winston & Strawn LLP
35 West Wacker Drive
Chicago, IL 60601
Attention: C. Boehrer
Telephone: (312) 558-5989
Facsimile: (312) 558-5700

U.S. Intercreditor Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as U.S. Collateral Agent

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Vice President

By:	/s/ Evelyn Lazala
Name:	Evelyn Lazala
Title:	Vice President

Notice Address:

With a copy to:

Winston & Strawn LLP
35 West Wacker Drive
Chicago, IL 60601
Attention: C. Boehrer
Telephone: (312) 558-5989
Facsimile: (312) 558-5700

U.S. Intercreditor Agreement

THE BANK OF NOVA SCOTIA, as Canadian Administrative Agent

By:	/s/ James J. Rhee
Name:	James J. Rhee
Title:	Director

By:	/s/ Rob Kleinman
Name:	Rob Kleinman
Title:	Associate

Notice Address:

With a copy to:

Winston & Strawn LLP
35 West Wacker Drive
Chicago, IL 60601
Attention: C. Boehrer
Telephone: (312) 558-5989
Facsimile: (312) 558-5700

U.S. Intercreditor Agreement

CROWN HOLDINGS, INC.

By:	/s/ Alan W. Rutherford
Name:	Alan W. Rutherford
Title:	Executive Vice President &
Chief Financial Officer

CROWN INTERNATIONAL HOLDINGS, INC.

By:	/s/ Michael B. Burns
Name:	Michael B. Burns
Title:	Vice President & Treasurer

CROWN AMERICAS LLC

By:	/s/ Michael B. Burns
Name:	Michael B. Burns
Title:	Vice President & Treasurer

CROWN CORK & SEAL COMPANY, INC.

By:	/s/ Alan W. Rutherford
Name:	Alan W. Rutherford
Title:	Executive Vice President &
Chief Financial Officer

U.S. Intercreditor Agreement

CENTRAL STATES CAN CO. OF PUERTO RICO, INC.

CROWN BEVERAGE PACKAGING, INC.

CROWN CONSULTANTS, INC.

CROWN CORK & SEAL COMPANY (DE), LLC

CROWN CORK & SEAL USA, INC.

CROWN PACKAGING TECHNOLOGY, INC.

CROWN BEVERAGE PACKAGING PUERTO RICO, INC.

CROWN FINANCIAL CORPORATION

CROWN FINANCIAL MANAGEMENT, INC.

CROWN HOLDINGS (PA), LLC

FOREIGN MANUFACTURERS FINANCE CORPORATION

NWR, INC.

CROWN RISDON USA, INC.

CROWN AMERICAS CAPITAL CORP..

By:	/s/ Michael B. Burns
Name:	Michael B. Burns
Title:	Authorized Officer

U.S. Intercreditor Agreement

ACKNOWLEDGED AND AGREED

FOR PURPOSES OF SECTION 8

WELLS FARGO BANK, N.A.,
as Second Priority Notes Trustee

By:	/s/ Jeffrey Rose
Name:	Jeffrey Rose
Title:	Vice President

WELLS FARGO BANK, N.A., as Third Priority Notes Trustee

By:	/s/ Jeffrey Rose
Name:	Jeffrey Rose
Title:	Vice President

U.S. Intercreditor Agreement

Annex 1

The undersigned, by its execution of this Agreement on [            ] in the space provided below, HEREBY ACKNOWLEDGES AND AGREES to be bound, as a Bank Related Hedging Exchanger, by the foregoing provisions of this Agreement, as of [            ] as if it were an original party hereto. In addition, a copy of the applicable Hedging Agreement dated as of [            ] is attached to this signature page.

[BANK RELATED HEDGING
EXCHANGER]

By:
Title:

Notice Address:

Annex 2

The undersigned, by its execution of this Agreement on [            ] in the space provided below, HEREBY ACKNOWLEDGES AND AGREES to be bound, as a Bank Related Cash Management Exchanger, by the foregoing provisions of this Agreement, as of [            ] as if it were an original party hereto. In addition, a copy of the applicable Bank Related Cash Management Agreement dated as of [            ] is attached to this signature page.

[BANK RELATED CASH MANAGEMENT EXCHANGER]

By:
Title:

Notice Address:

Annex 3

The undersigned, by its execution of this Agreement on [            ] in the space provided below, HEREBY ACKNOWLEDGES AND AGREES to be bound, as an Additional First Priority Capital Markets Indebtedness Representative, by the foregoing provisions of this Agreement, as of [            ] as if it were an original party hereto. In addition, a copy of the applicable Additional First Priority Capital Markets Indebtedness Documents dated as of [            ] is attached to this signature page.

[ADDITIONAL FIRST PRIORITY INDEBTEDNESS CAPITAL MARKETS REPRESENTATIVE]

By:
Title:

Notice Address:

Exhibit A

Form of Second Amended and Restated

U.S. Shared Pledge Agreement

Exhibit B

Form of

U.S. Bank Pledge Agreement

Exhibit C

Form of Second Amended and Restated

U.S. Security Agreement

Schedule 1

U.S. SUBSIDIARIES

Name	Address
Central States Can Co. of Puerto Rico, Inc.	One Crown Way, Philadelphia, PA 19154
Crown Beverage Packaging, Inc.	One Crown Way, Philadelphia, PA 19154
Crown Consultants, Inc.	One Crown Way, Philadelphia, PA 19154
Crown Cork & Seal Company (DE), LLC	919 N. Market Street., Suite 406, Wilmington, DE 19801
CROWN Cork & Seal USA, Inc.	One Crown Way, Philadelphia, PA 19154
CROWN Packaging Technology, Inc.	11535 South Central Avenue, Alsip, Illinois, 60803
CROWN Beverage Packaging Puerto Rico, Inc.	Km 12 Hm6 65th Infantry Avenue, P. O. Box 817, Carolina, Puerto Rico 00986
Crown Financial Corporation	One Crown Way, Philadelphia, PA 19154
Crown Financial Management, Inc.	One Crown Way, Philadelphia, PA 19154
Crown Holdings (PA), LLC	One Crown Way, Philadelphia, PA 19154
Foreign Manufacturers Finance Corporation	919 N. Market Street Suite 406, Wilmington, DE 19801
NWR, Inc.	One Crown Way, Philadelphia, PA 19154
CROWN Risdon USA, Inc.	1100 Buckingham Street., Watertown, CT 06795
Crown Americas Capital Corp.	One Crown Way, Philadelphia, PA 19154

Schedule 2

MORTGAGED PROPERTY

See Schedule 5.1(c) to the Credit Agreement.